Exhibit 10.8

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of [  ], 2025, by and between CHS US Investments LLC, a Cayman Islands limited liability company (“CHS”), and APS BDC, LLC, a Delaware limited liability company (“APS”).

WITNESSETH:

WHEREAS, CHS is the sole member and owner of all the issued and outstanding limited liability company interests, of APS;

WHEREAS, CHS is also the owner of all the issued and outstanding limited liability company interests (collectively, the “Interest”) of CHS BDC 2 LLC, a Cayman Islands limited liability company (the “Company”);

WHEREAS, CHS desires to contribute, grant, convey, assign, transfer and set over to APS all of CHS’ right, title and interest in and to, and APS desires to accept and assume, the Interest (the “Contribution”);

WHEREAS, the Contribution shall be treated by the parties as an additional contribution of capital by CHS to the capital of APS, and an amount equal to the Additional Capital Contribution Amount (as defined below) shall be credited to CHS’ capital account by APS;

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises of the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Contribution of Interest. CHS hereby contributes, grants, conveys, assigns, transfers and sets over to APS, and APS hereby accepts and assumes, all of CHS’ right, title and interest in and to the Interest.

Section 2. Contribution to Capital; Admission as Member. As consideration for the contribution of the Interest held by CHS, contemporaneously with the actions set forth in Section 1, APS shall credit to the capital account of CHS in APS an amount equal to the fair market value of the Interest, as mutually agreed to by CHS and APS (the “Additional Capital Contribution Amount”). Upon receipt and acceptance of the Interest, APS shall immediately be admitted as the sole member of the Company.

Section 3. Representations and Warranties of CHS.

(a) CHS has good and marketable title to the Interest, free and clear of all encumbrances of any kind and nature, except as would not adversely affect the transactions contemplated hereby.

(b) CHS has the full right and power to enter into and perform its obligations under this Agreement. CHS has taken all necessary or appropriate action to enable it to enter into, execute and deliver this Agreement and perform its obligations hereunder. No other proceedings on behalf of CHS are necessary to authorize this Agreement and the transactions contemplated hereby, or the performance or compliance by CHS with any of the terms, provisions or conditions hereof.

(c) This Agreement has been duly executed and delivered by CHS and is the legal, valid and binding obligation of CHS, enforceable against it in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, or other similar laws of general application relating to or affecting the enforcement of creditors’ rights.

Section 4. Representations and Warranties of APS.

(a) APS has the full right and power to enter into and perform its obligations under this Agreement. APS has taken all necessary or appropriate action to enable it to enter into, execute and deliver this Agreement and perform its obligations hereunder. No other proceedings on behalf of APS are necessary to authorize this Agreement or the transactions contemplated hereby, or the performance or compliance by APS with any of the terms, provisions, or conditions hereof.

(b) This Agreement has been duly executed and delivered by APS and is the legal, valid, and binding obligation of APS, enforceable against it in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, or other similar laws of general application relating to or affecting the enforcement of creditors’ rights.

Section 5. Agreement to be Bound; Further Assurances. Each of CHS and APS agree to execute and deliver any assignment documentation, notice or other instrument necessary or advisable in order to assign the Interest to APS and to assure the valid issuance of Units to CHS.

Section 6. Miscellaneous.

(a) No Assignment; Binding Effect. This Agreement may not be assigned without the consent of the other party hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors and assigns.

(b) Construction. This Agreement shall be subject to, and shall be construed under, the laws of the State of Delaware.

(c) Counterparts. This Agreement may be executed in counterparts, each of which, when executed and delivered, shall be an original, but all of which shall together constitute one and the same agreement.

(d) Entire Agreement. This Agreement contains the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes any and all prior written or oral agreements between the parties dealing with the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

CHS US INVESTMENTS LLC

By:
[Managing Member]

By:
Name:
Title:

APS BDC, LLC

By:
Name: Eric Muller
Title: Chief Executive Officer